NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
FRIDAY, FEB. 8, 2008

GROUP 1 AUTOMOTIVE SCHEDULES 2007 FOURTH-QUARTER
EARNINGS RELEASE AND CONFERENCE CALL

HOUSTON, Feb. 8, 2008 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that it will release financial results for the fourth quarter ended Dec. 31, 2007, on Tuesday, Feb. 26, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at
10 a.m. EST.

The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the call at:

Domestic:	800-257-3401
International:	303-205-0066
A telephonic replay will be available following the call through March 4, by dialing:
Domestic:	800-405-2236
International:	303-590-3000
Passcode:	11108789	#

About Group 1 Automotive, Inc.
Group 1 owns and operates 104 automotive dealerships, 142 franchises, and 26 collision service centers in the United States and United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.